UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2010

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 2, 2010, Zhone Technologies, Inc. (the “Company”) received a notice of deficiency from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company no longer complies with the independent audit committee requirements for continued listing on NASDAQ. Specifically, NASDAQ Listing Rule 5605 requires that the audit committee be comprised of at least three independent directors.

As disclosed in the Company’s Current Report on Form 8-K filed on February 17, 2010, on February 12, 2010, Mr. Steven Levy resigned from the Company’s Board of Directors. The resignation reduced the audit committee from three independent directors to two, resulting in non-compliance with the audit committee requirement for continued listing on NASDAQ. However, consistent with Listing Rule 5605(c)(4)(A), NASDAQ has given the Company a cure period to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or February 12, 2011; or

•	if the next annual shareholders’ meeting is held before August 11, 2010, then the Company must evidence compliance no later than August 11, 2010.

The Company must submit to NASDAQ documentation, including biographies of any new directors, evidencing compliance prior to the end of the cure period. The Company plans to conduct a thorough recruitment and evaluation process to find a suitable replacement prior to the end of the cure period. In the event the Company does not regain compliance prior to the end of the cure period, NASDAQ will provide written notice to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a NASDAQ Hearings Panel.

The Company issued a press release on March 4, 2010 announcing that it had received the aforementioned notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release dated March 4, 2010 issued by Zhone Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer